EXHIBIT 16.1

Letter from Malcolm L. Pollard, Inc., dated November 11, 2011, regarding changes in certifying accountant.

MALCOLM L. POLLARD, INC
4845 W. LAKE ROAD, # 119
ERIE, PA 16505

(814)838-8258                                                              FAX (814)838-8452

November 11, 2011
Securities and Exchange Commission
Washington, DC

RE: Form 8-K Global Entertainment Holdings, Inc.-Change in Registrant’s Certifying
       Accountant

I have reviewed the above document and agree with all statements relating to Malcolm L. Pollard, Inc.

Malcolm L. Pollard, Inc.
Malcolm L. Pollard, CPA